EXHIBIT 21.01

SUBSIDIARIES OF REGISTRANT

The Adaptec Foundation
691 S. Milpitas Blvd
Milpitas, CA 95035

Adaptec Far East, Inc.
691 S. Milpitas Blvd
Milpitas, CA 95035

Platys Communications, Inc.
691 S. Milpitas Blvd
Milpitas, CA 95035

Eurologic, Inc.
691 S. Milpitas Blvd
Milpitas, CA 95035

SNAP Appliances, Inc.
691 S. Milpitas Blvd
Milpitas, CA 95035

Adaptec Mfg. (S) Pte. Ltd.
46 East Coast Rd
#407-05 Eastcoast Bldg
Singapore 428766

Adaptec Japan Ltd.
Tokumasu-Building 4F
5-5-5 Higashinakano
Nakano-ku
Tokyo 164-0003
Japan

Adaptec Hong Kong Ltd
c/o Baker & McKenzie
14th Floor, Hutchison House
10 Harcourt Road
Hong Kong SAR

Adaptec (India) Pvt. Ltd.
6th Floor, Kalyani Magnum
# 165/2, Doraisani Palya
IIM Post, Bannerghatta Road
Bangalore - 560076

Adaptec CI Ltd
c/o Walker House,
PO Box 256GT, Walker House
Georgetown, Grand Cayman
Cayman Islands

Adaptec Technology Holding Ltd
c/o M&C Corporate Services Limited
PO Box 309GT
Ugland House, South Church St
Georgetown, Cayman Islands

Adaptec Cayman Licensing Ltd.
c/o M&C Corporate Services Limited
PO Box 309GT
Ugland House, South Church St
Georgetown, Cayman Islands

Adaptec Europe SA (Belgium)
c/o Adaptec UK, Ltd
4 Archipelago Lyon Way
Cramberley, Surrey
England GU16 5ER

Adaptec Storage Ireland Ltd
70 Sir John Rogerson's Quay
Dublin 2, Ireland

Adaptec Luxembourg
8-10, rue Mathias Hardt
L-1717 Luxembourg

Adaptec GmbH
Richard-Reitzner-Allee 8
D-85540 Haar
Germany

ICP vortex Computersysteme GmbH
Konrad-Zuse-Str. 9
D-74172 Neckarsulm
Germany

Adaptec UK, Ltd.
Bldg 4, Archipelago Lyon Way, 1st Floor
Cramberley, Surrey GU16 5ER

Adaptec France SARL
Parc d'activites Parkile
164/166 avenue Joseph Kessel
78960 Voisins-le-Bretonneux

Elipsan Ltd (Holding Co)
Bldg 4, Archipelago Lyon Way, 1st Floor
Cramberley, Surrey GU16 5ER

Elipsan UK Limited
Bldg 4, Archipelago Lyon Way, 1st Floor
Cramberley, Surrey GU16 5ER

Eurologic Development (UK) Ltd
4 Archipelago, Lyon Way
Cramberly, Surrey
England GU16 5ER

Eurologic Systems Group, Ltd.
Corner House
Main Street, Blessington
Wicklow
Ireland

Eurologic Systems Ltd.
Corner House
Main Street, Blessington
Co. Wicklow, Ireland

Bloomhaven Ltd.
Corner House
Main Street, Blessington
Wicklow
Ireland

Eurologic Ireland Ltd
Corner House
Main Street, Blessington
Wicklow
Ireland

Eurologic Sales Ltd
Corner House
Main Street, Blessington
Wicklow
Ireland

Richmont Computers Ltd
Corner House
Main Street, Blessington
Wicklow
Ireland